UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2007

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Corporate Woods Parkway, Vernon Hills, Illinois		60061
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In September 2006, Edward L. Kaplan announced his intention to retire as Chief Executive Officer (“CEO”) of Zebra Technologies Corporation (the “Company”) upon the selection and hiring of a new CEO. In conjunction with the hiring of such replacement, as further described below, on August 31, 2007, Mr. Kaplan tendered, and the Company’s Board of Directors (the “Board”) accepted, his resignation from his positions as Chairman and Chief Executive Officer of the Company effective as of the date on which the new CEO commences his employment with the Company, which is September 4, 2007 (the “Start Date”). Mr. Kaplan will continue to serve as a director of the Company for the remainder of his current term, which expires at the Company’s 2008 annual meeting of stockholders.

After his retirement as Chairman and CEO, Mr. Kaplan will serve as a consultant to the Company. On August 31, 2007, the Company entered into a letter agreement with Mr. Kaplan (the “Consulting Agreement”) effective as of the Start Date regarding his engagement as a consultant. Under the Consulting Agreement, Mr. Kaplan will provide consulting services to the Company until the earliest of (i) May 31, 2009, (ii) a Change in Control, and (iii) the hiring of a CEO subsequent to Anders Gustafsson, whose election as CEO is described below. For purposes of the Consulting Agreement, a “Change in Control” occurs when one person or group (i) first owns 50% or more of the total fair market value or total voting power of the Company’s stock, (ii) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of the Company’s stock possessing 30% or more of the total voting power of the Company’s stock, or (iii) with some exceptions, acquires assets from the Company that have a total gross fair market value (i.e., the value of assets without regard to the liabilities associated with such assets) of 40% or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Under the Consulting Agreement, Mr. Kaplan will assist the Company in providing an effective transition of the CEO responsibilities and will provide consulting and other related services. Mr. Kaplan will not receive any fees for his continued service on the Company’s Board, but the Company will pay Mr. Kaplan for his consulting services as follows: $150,000 on each of the Start Date, December 1, 2007 and March 1, 2008; $112,500 on each of June 1, 2008, September 1, 2008, December 1, 2008 and March 1, 2009; $87,500 on each of June 1, 2009, September 1, 2009, December 1, 2009 and March 1, 2010; and $62,500 on each of June 1, 2010, September 1, 2010, December 1, 2010 and March 1, 2011. If any such payments have not yet been paid upon the occurrence of a Change in Control, they will be accelerated and paid at that time. In addition, during and after the consulting period, Mr. Kaplan is also required to cooperate with the Company in connection with claims, disputes, negotiations, investigation, lawsuits or administrative proceedings involving the Company, and if such services are more than minimal in nature, the Company will compensate him for such services at the rate of $500 per hour.

Under the Consulting Agreement, as a director of the Company, Mr. Kaplan and his spouse will continue to be eligible to participate in the Company’s group health insurance plan and the Company will pay the premium costs of such participation. The Company will also provide Mr. Kaplan with office space and administrative support while he performs services for the Company at the Company’s location, as well as limited computer support. Mr. Kaplan will be permitted to keep his current personal computer hardware and software provided by the Company.

The Consulting Agreement also provides for the amendment to the terms of the outstanding option granted to Mr. Kaplan on March 23, 2005, to purchase 219,103 shares of the Company’s Class A Common Stock (the “2005 Option”). In accordance with terms of the Consulting Agreement, the Compensation Committee of the Company’s Board amended the terms of the 2005 Option. The amendment accelerated, as of the Start Date, the vesting of the unvested portion of the 2005 Option, so that the 2005 Option is fully exercisable as of the Start Date. Prior to the amendment, the 2005 Option was already exercisable with respect to 71,241 shares, and would have become exercisable with respect to 43,480 shares on March 23, 2008, 49,321 shares on March 23, 2009, and 54,801 shares on March 23, 2010.

In addition, the amendment extended, irrespective of the time period that Mr. Kaplan remains a director of, or a consultant to, the Company, the exercise period of the 2005 Option until March 22, 2015, the latest date on which the 2005 Option would have expired under its original terms if Mr. Kaplan continued as an employee, director or consultant of the Company until that date. Prior to the amendment, the 2005 Option’s exercise period would have been shortened relative to any time Mr. Kaplan did not continue as an employee, director or consultant of the Company.

The Consulting Agreement also provides that Mr. Kaplan will continue to be restricted for a period by the non-competition, non-solicitation and confidentiality provisions in the 2005 Option award agreement.

The above description of the Consulting Agreement is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached hereto as Exhibit 10.1.

Upon Mr. Kaplan’s retirement as Chairman, current Board director Michael A. Smith will become Chairman. After Mr. Smith becomes Chairman on the Start Date, he will be paid $30,000 for each calendar quarter or portion of a calendar quarter that he serves as Chairman, and during such period he will continue to receive regular cash fees payable for his serving as chairman and a member of the Audit Committee, but he will not receive any other cash fees for his service on other committees of the Company’s Board. Mr. Smith will also continue to receive any future equity grants that are generally provided to independent directors, if made while he continues to serve as a director.

(c)

On September 4, 2007, the Company announced that on August 31, 2007, the Company’s Board elected Anders Gustafsson, age 47, to serve as Chief Executive Officer of the Company effective September 4, 2007. On August 23, 2007, the Company entered into an employment agreement with Mr. Gustafsson (the “Employment Agreement”), pursuant to which Mr. Gustafsson will become the Company’s Chief Executive Officer effective as of the open of business on September 4, 2007. He will also serve as a member of the Company’s Board effective as of that time.

Prior to agreeing to become the Company’s CEO, Mr. Gustafsson served as CEO of Spirent Communications plc, a publicly-traded telecommunications company based in the United Kingdom, from August 2004 until March 2007. He was also a director of Spirent Communications plc. From February 2004 until August 2004, Mr. Gustafsson was the Senior Executive Vice President – Global Business Operations of Tellabs, Inc., a U.S. network equipment manufacturer. Between August 2002 and February 2004, he served as President of Tellabs International, having held other management positions at Tellabs, Inc. since June 2000. Prior to joining Tellabs, Inc., Mr. Gustafsson spent eight years at Motorola, Inc. in senior sales and management positions within the company’s mobile infrastructure business in Europe and Asia. He has served in board positions with the Swedish-American Chamber of Commerce, Friends of Chalmers University of Technology, and the Telecommunications Industry Association. Mr. Gustafsson has an MBA from the Harvard Graduate School of Business and an MSc in electrical engineering from Chalmers University of Technology, Sweden. He was also awarded a Fulbright Scholarship and studied at the University of Massachusetts.

Under the Employment Agreement, upon commencement of his employment with the Company, Mr. Gustafsson will be entitled to an initial annual base salary of $700,000 and a targeted cash bonus of up to 100% of base salary upon achievement by the Company of certain performance goals, with an opportunity to earn up to 200% of base salary for exceptional performance relative to the performance goals (with a guaranteed bonus equal to 100% of his actual 2007 base earnings for his initial partial-year of employment). Mr. Gustafsson’s employment under the Employment Agreement is terminable at anytime, subject to certain severance obligations as described below.

Under the Employment Agreement, Mr. Gustafsson will be granted an initial non-qualified stock option (the “Initial Option”) under the 2006 Zebra Technologies Corporation Incentive Compensation Plan (the “Plan”) to purchase 75,000 shares of the Company’s Class A Common Stock. The Initial Option’s exercise price per share will be equal to the price of a share of the Company’s Class A Common Stock as reported on The NASDAQ Stock Market as of the closing of such market on the Start Date. In addition, on or after January 1, 2008, Mr. Gustafsson will be eligible to receive an annual equity award of non-qualified stock options (“Annual Options”) under the Plan. The amount of the Annual Options will be approved by the Compensation Committee. The Initial Option and the Annual Options will generally vest in four substantially equal annual installments on the each of the first four anniversaries of the respective grant dates, subject to Mr. Gustafsson’s continued employment with the Company on the respective anniversary dates.

On the Start Date, Mr. Gustafsson also will receive a restricted stock grant for 56,250 shares of the Company’s Class A Common Stock (the “Restricted Shares”), and an additional option to purchase 168,750 shares of the Company’s Class A Common Stock (the “Additional Option”), each of which will vest only upon the attainment of specified average total shareholder return targets. The Additional Option’s exercise price per share will be equal to the price of a share of the Company’s Class A Common Stock as reported on The NASDAQ Stock Market as of the closing of such market on the Start Date. The Company will also provide Mr. Gustafsson with certain relocation assistance payments.

If Mr. Gustafsson terminates his employment with good reason or the Company terminates his employment without cause, Mr. Gustafsson will be entitled to a severance payment equal to (i) the continuation of his base salary at the rate then in effect for a period of two years and (ii) 100% of his targeted bonus for the year in which his employment terminates. In addition, any portion of his Initial Option and any Annual Options which are unvested at the time of such termination will immediately vest.

However, if Mr. Gustafsson terminates his employment with good reason or the Company terminates his employment without cause, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a change in control under the Plan, then Mr. Gustafsson’s severance payments will be equal to two times the sum of his base salary and targeted bonus for the year in which his employment terminates. In addition, upon such a termination, a percentage of the unvested Restricted Shares will vest and the Additional Option will vest with respect to a percentage of the otherwise unexercisable portion of the Additional Option, with the applicable percentage in each case determined based upon when the change in control occurs relative to the Start Date. Upon such a termination, Mr. Gustafsson will also become fully vested in his Initial Option and any Annual Options which are unvested at such time.

The Employment Agreement provides that Mr. Gustafsson will be bound by non-competition and non-solicitation provisions for a period of two years following his termination and by confidentiality provisions at all times.

The above description of the Employment Agreement is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached hereto as Exhibit 10.2. The above descriptions of the Initial Option, Restricted Shares and Additional Option are qualified in their entirety by reference to the complete text of the agreements pursuant to which such awards were made, copies of which are attached hereto as Exhibits 10.3, 10.4 and 10.5, respectively.

(d)

On August 31, 2007, Mr. Gustafsson was elected as a director of the Company effective September 4, 2007, as further described above in Item 5.02(c), increasing the total number of directors from six to seven.

(e)

The Company entered into the Consulting Agreement, as further described above in Item 5.02(b). The Company modified the terms of the 2005 Option, as further described above in Item 5.02(b). The Company entered into the Employment Agreement, as further described above in Item 5.02(c).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2007, the Company’s Board adopted amendments to Sections 5.1 and 5.6 of the Company’s By-laws.

The amendment to Section 5.1 modified the section (i) to provide that the Company’s officers include a CEO and delete the requirement that they include a president, although the Company may still have a president, and (ii) to specify that the Board may appoint a chairman whether or not he or she is also the chief executive officer, and (iii) to state that the chairman’s duties are assigned to him or her by the Board.

The amendment to Section 5.6 modified the section’s description of the president’s role, duties and powers. It also inserted a description of the CEO’s role, duties and powers.

The above description of the amendments to the Company’s By-laws is qualified in its entirety by reference to the full text of such amendments, a copy of which is attached hereto as Exhibit 3(ii).

Item 9.01	Financial Statements and Exhibits.

Exhibits

3(ii)	Amendment to By-laws of the Company dated August 31, 2007.

10.1	Letter agreement by and between Edward L. Kaplan and the Company dated August 31, 2007.

10.2	Employment Agreement by and between Anders Gustafsson and the Company dated August 23, 2007.

10.3	Non-Qualified Stock Option Agreement by and between Anders Gustafsson and the Company dated September 4, 2007.

10.4	LTI Restricted Stock Agreement by and between Anders Gustafsson and the Company dated September 4, 2007.

10.5	LTI Non-Qualified Stock Option Agreement by and between Anders Gustafsson and the Company dated September 4, 2007.

99.1	Press Release dated September 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: September 4, 2007	By:	/s/ Noel Elfant
Noel Elfant
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

3(ii)	Amendment to By-laws of the Company dated August 31, 2007.

10.1	Letter agreement by and between Edward L. Kaplan and the Company dated August 31, 2007.

10.2	Employment Agreement by and between Anders Gustafsson and the Company dated August 23, 2007.

10.3	Non-Qualified Stock Option Agreement by and between Anders Gustafsson and the Company dated September 4, 2007.

10.4	LTI Restricted Stock Agreement by and between Anders Gustafsson and the Company dated September 4, 2007.

10.5	LTI Non-Qualified Stock Option Agreement by and between Anders Gustafsson and the Company dated September 4, 2007.

99.1	Press Release dated September 4, 2007.